Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (No. 333-259125) on Form S-3, (Nos. 333-265506, 333-225309, 333-218075, 333-211098, 333-187179, 333-185968 and 333-287075) on Form S-8, and (No.333-190725 as amended) on Form S-1 of our reports dated February 12, 2026, with respect to the consolidated financial statements of PBF Energy Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Short Hills, New Jersey
February 12, 2026